Exhibit 99.2

ENCOMPASS GROUP AFFILIATES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
JUNE 30, 2008

On August 1, 2008, the Company acquired all of the outstanding equity interests in Tritronics, Inc., a privately-held Maryland corporation engaged in the distribution of replacement parts and accessories for consumer electronics products (“Tritronics”). Management believes that the business and operations of Tritronics, which has its headquarters and principal facility in Abingdon, Maryland and a second facility in Miami, Florida, will complement the business and operations offered by the Company’s two current operating subsidiaries, Cyber-Test and Vance Baldwin Electronics. Tritronics sales for the fiscal year ended April 30, 2008 amounted to $21,983,000.

Consideration consisted of the following: (i) $9,000,000 in cash less seller transaction expenses and certain indebtedness, $1,500,000 of which was placed in a escrow account to satisfy any indemnification obligations under the Tritronics Purchase Agreement, (ii) a subordinated promissory note in the amount of $1,000,000 (the “Tritronics Note”) and (iii) 2,796,232,989 shares of the Company’s common stock for an aggregate purchase price of $11,067,000 (the “Acquisition”). The purchase price may be reduced post-closing based on the calculation of Tritronic’s net working capital, as defined in the Tritronics Purchase Agreement, immediately prior to the closing of the Acquisition if the net working capital is determined to be less than $2,000,000. The adjustment shall be equal to the difference between $2,000,000 and the calculated net working capital. As of the date of this filing, it was determined that there would be no such adjustment. The Tritronics Note will accrue interest at the rate of 7% per annum, payable semi-annually, in arrears, on each January 31 and July 31. The outstanding principal balance under the Tritronics Note and any accrued but unpaid interest thereon is due and payable on August 1, 2014 (subject to extension under certain circumstances if the Company’s senior indebtedness is not paid in full as of August 1, 2014).

On August 1, 2008, in connection with the financing of the Acquisition, the Company sold 908.57 shares of its newly designated Series E Preferred Stock, having a par value of $0.01 per share (“Series E Preferred”), for an aggregate purchase price of $3,785,714 in immediately available funds to ACT-DE, LLC and the other holders of its Series C Preferred (the “Other Series C Stockholders), pursuant to a Purchase Agreement (the “Series E Purchase Agreement”). The Company used the proceeds from the sale of the Series E Preferred, in conjunction with the debt proceeds described below, to fund the acquisition of Tritronics and for working capital needs related to an agreement entered into with Philips Consumer Lifestyle North America as described on the Company's Form 8-K filed with the SEC on July 18, 2008.

On August 13, 2008, the Company completed a subsequent sale of an additional 91.43 shares of Series E Preferred, at a price of $4,167 per share, to the holders of its Series C Preferred Stock, other than ACT-DE, LLC, for an aggregate cash purchase price of $380,958, as contemplated by the Series E Purchase Agreement.

The Series E Preferred will rank senior to the common stock and all other currently designated series of preferred stock of the Company. Dividends shall accrue cumulatively on a daily basis on the Series E Base Amount (as defined below) for each share of Series E Preferred at a rate per annum of 20% until February 28, 2010 and 30% thereafter. Dividends shall accrue from the date of issuance through the date of redemption, liquidation, dissolution or winding up of the Company. The Series E Preferred is not convertible into the Company’s common stock. So long as any shares of Series E Preferred are outstanding, no dividends may be paid or distributions made on the common stock or any class of preferred stock ranking junior to the Series E Preferred (collectively, “Junior Stock”) until all accrued but unpaid dividends, if any, on the Series E Preferred have been paid, unless:

•	the Company obtains the written consent of the holders of a majority of the outstanding shares of the Series E Preferred; or
•
the Company is a party to an agreement with any officer, employee or director of the Company pursuant to which the Company is entitled or required to repurchase shares of common stock or any preferred stock (or options therefore) from such officer, employee or director.

At the option of the board of directors, the Company may, at any time, redeem all but not less than all of the Series E Preferred by paying to the holders of the Series E Preferred in cash an amount equal to the Series E Redemption Value. In addition, the Company must redeem all of the outstanding Series E Preferred upon the (i) refinancing, repayment, redemption or other discharge in full of the Company’s senior notes and subordinated notes issued pursuant to the Amended and Restated Note Purchase Agreement which the Company entered into in connection with the Acquisition or (ii) consolidation or merger of the Company with or into any other person or entity in which less than a majority of the outstanding voting power of the surviving entity is held by persons who were shareholders of the Company prior to the event (each a “Mandatory Redemption Event”). Upon a Mandatory Redemption Event, the holders of the Series E Preferred will be entitled to be paid the Series E Redemption Value. Holders of the Series E Preferred have priority in respect of any payment or distribution of the assets of the Company, or proceeds therefrom, to the holders of shares of any Junior Stock.

The “Series E Redemption Value” means a payment per share equal to (i) $4,167 per share (the “Series E Base Amount”) plus all accrued and unpaid dividends thereon multiplied by (ii) the Redemption Percentage. The “Redemption Percentage” shall be (i) 100% until July 31, 2009, (ii) 105% from August 1, 2009 until February 28, 2010 and (iii) 110% from March 1, 2010 until July 31, 2010. The Redemption Percentage shall increase by another 5% each March 1 and August 1 thereafter. By way of example, the Redemption Percentage will increase to be 115% on August 1, 2010 and 120% on March 1, 2011.

The holders of Series E Preferred are not entitled to any voting rights. However, the consent of the holders of at least a majority of the outstanding shares of Series E Preferred, voting as a class, will be required for certain corporate actions, as defined.

On August 1, 2008, in connection with the Acquisition, the Company amended and restated the August 17, 2007 Note Purchase Agreement entered into with Sankaty Advisors, LLC (the “Amended and Restated Note Purchase Agreement”). Pursuant to the August 17, 2007 Note Purchase Agreement, the Company previously issued $12,690,000 in aggregate principal amount of its Senior Notes for an aggregate purchase price of $12,500,000 and $10,714,000 in aggregate principal amount of Series A senior subordinated notes for an aggregate purchase price of $10,500,000 (the “Series A Subordinated Notes”). Pursuant to the Amended and Restated Note Purchase Agreement, the Company issued an additional $13,265,000 in aggregate principal amount of its Series B senior subordinated notes for an aggregate purchase price of $13,000,000 (the “Series B Subordinated Notes” and, collectively with the Series A Subordinated Notes, the “Subordinated Notes”). Certain affiliates of Sankaty Advisors, LLC are holders of the Company’s Series C and Series E Preferred Stock.

With regards to the Senior Notes, the terms of the Amended and Restated Note Purchase Agreement are substantially similar to those in the August 17, 2007 Note Purchase Agreement.

The Series B Subordinated Notes will have an additional 2% redemption premium compared to the Series A Subordinated Notes through maturity.  In certain circumstances in which Note Purchasers are not provided with rights of first refusal and rights of first offer (as described below), including in connection with a prepayment of the Series A Subordinated Notes within 18 months of August 17, 2007 that occurs in connection with a purchase of a potential acquisition target, the Subordinated Notes may also be subject to a 10% redemption premium. The Company may issue up to an additional $500,000 in Series A Subordinated Notes if it meets a certain financial covenant tests and other conditions.

If, on August 1, 2009, the Senior Notes and Subordinated Notes have not been repaid or refinanced and the debt to EBITDA leverage ratio for the twelve months prior to August 1, 2009 exceeds 3.50:1, the Note Purchasers will be entitled to receive warrants, for no or nominal additional consideration, to purchase 3.5% of the shares of the Company’s outstanding common stock on a fully diluted basis. If, on each of February 1, 2010 and August 1, 2010, the Senior Notes and Subordinated Notes have not been repaid or refinanced and the debt to EBITDA leverage ratio for the twelve month period prior to February 1, 2010 or August 1, 2010, as applicable, exceeds 3.50:1 the Note Purchasers will be entitled to receive on each such date, for no or nominal additional consideration, warrants to purchase 5.5% and 7.5% (in each case minus the percentage of warrants previously issued to the Note Purchasers pursuant to this provision) of the shares of the Company’s outstanding common stock on a fully diluted basis (the “Warrants”) on each such date. The Warrants expire on the first anniversary of their issuance, have antidilution protections and benefit from other customary protections.

Under the terms of the Senior Notes and the Subordinated Notes, the Company is permitted to incur purchase money secured indebtedness to suppliers of up to certain agreed amounts. The Company is not permitted to make any mandatory or optional dividends or distributions, and is not permitted to redeem any capital stock.

Under certain circumstances, holders of the Senior Notes and the Subordinated Notes have a right of first refusal and first offer to purchase debt securities and certain types of preferred stock in connection with the financing of additional acquisitions by the Company.

The following unaudited pro forma consolidated financial statements and the notes thereto present our financial position and results of operation giving effect to the Tritronics acquisition, the issuance of Series E Preferred and the issuance of Series B Subordinated Notes and the terms of the Amended and Restated Note Purchase Agreement. These financial statements and related notes should be read in conjunction with other financial information, including the Company’s audited financial statements and the notes thereto included in Form 10-K for the year ended June 30, 2008, as well as the audited financial statements of Tritronics and the notes thereto, included elsewhere herein. The unaudited pro forma consolidated statement of operations gives effect to the acquisition and recapitalization as if such transactions had occurred on July 1, 2007. The unaudited pro forma consolidated balance sheet gives effect to such transactions as if they had occurred on June 30, 2008. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Tritronics acquisition had been consummated at the beginning of the period presented, nor are they necessarily indicative of our future operating results. The unaudited pro forma consolidated financial statements do not give effect to any integration benefits or cost savings, other than cost savings that are contractually bound, which may result from the acquisition.

ENCOMPASS GROUP AFFILIATES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
JUNE 30, 2008

	Historical Encompass Group Affiliates, Inc. (1)	Historical Tritronics, Inc. (1)	Pro Forma Adjustments				Pro Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$4,008,008	$722,295		$7,618,172	(2)		$12,348,475
Restricted Cash	394,099			1,500,000	(3)		1,894,099
Accounts receivable	5,907,961	1,498,377		--			7,406,338
Inventory	4,461,450	1,157,552		186,338	(3)		5,805,340
Prepaid expenses and other current assets	1,972,822	472,385		--			2,445,207
Deferred tax assets	1,100,000	36,000					1,136,000
Total Current Assets	17,844,340	3,886,609		9,304,510			31,035,459

Property and equipment, net	550,188	360,139		--			910,327
Other Assets
Deferred acquisition costs	617,091	--		(120,793)	(3)		496,298
Intangibles assets	9,610,164	-		4,000,000	(3)		13,610,164
Goodwill	14,074,521	--		6,287,752	(3)		20,362,273
Debt financing fees, net	347,496			141,111	(2)		488,607
Other assets	167,784	17,234					185,018
Deferred tax benefit - non current	3,400,000	--					3,400,000
Total Other Assets	28,217,056	17,234		10,308,070			38,542,360

TOTAL ASSETS	$46,611,584	$4,263,982		$19,612,580			$70,488,146

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Current portion of notes payable and capitalized lease obligation	$541,365	$380,748	$				$922,113
Accounts payable	6,725,838	1,593,477					8,319,315
Accrued expenses	1,723,943	752,817		416,500	(2)		2,893,260
Escrow account	394,099	--		1,500,000	(2)		1,894,099
Total Current Liabilities	9,385,245	2,727,042		1,916,500			14,028,787
Long Term Liabilities
Senior Notes	11,648,467	--					11,648,467
Senior Subordinated Notes	11,551,656	--		13,000,000	(2)		24,551,656
Convertible Notes	1,206,146	--					1,206,146
Series E preferred stock	-	--		4,036,116	(2 (3	) )	4,036,116
Other long term liabilities and long- term portion capitalized lease obligation	352,025	66,410		1,000,000	(2)		1,418,435
Deferred tax liability	--	12,000					12,000
Total Long Term Liabilities	24,758,294	78,410		18,036,116			42,872,820
TOTAL LIABILITIES	34,143,539	2,805,452		19,952,616			56,901,607

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Series C convertible preferred stock	10	--					10
Series D convertible preferred stock	10	--					10
Common stock	35,350,248	15,000		(15,000) 1,118,494	(4 (2	) )	36,468,742
Additional paid-in capital	8,347,193						8,347,193
Retained Earnings (Accumulated deficit)	(31,229,416)	1,443,530		(1,443,530)	(4)		(31,229,416)
Total Stockholders' Equity	12,468,045	1,458,530		(340,036)			13,586,539
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,611,584	$4,263,982		$19,612,580			$70,488,146

ENCOMPASS GROUP AFFILIATES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2008

	Historical Encompass Group Affiliates, Inc.	Historical Tritronics, Inc.	Pro Forma Adjustments				Pro Forma Consolidated
NET SALES	$64,327,435	$21,983,319	$--				$86,310,754
COST OF SALES	50,543,008	16,552,866	186,337		(9)		67,282,211
GROSS PROFIT	13,784,427	5,430,453	(186,337)				19,028,543

OPERATING EXPENSES
Depreciation and amortization	1,245,233	230,461	400,000		(5)		1,875,694
Selling, general and administrative expenses	10,299,037	5,017,902	7,260 (618,719 23,952)		(7 (8 (10	) ) )	14,729,432
TOTAL OPERATING EXPENSES	11,544,270	5,248,363	(187,507)				16,605,126

INCOME (LOSS) FROM OPERATIONS	2,240,157	182,090	1,170				2,423,417

Interest and other income (expense)	(2,693,514)	(14,022)	(53,061 (28,222 (26,111 (2,255,102(844,909 (77,703	) ) ) ) ) )	(1 (2 (3 (4 (12 (6	) ) ) ) ) )	(5,992,644)

NET PRETAX INCOME (LOSS)	(453,357)	168,068	(3,283,938)				(3,569,227)

Income tax (expense) benefit	4,500,000	(87,010)	87,010		(11)		4,500,000

NET INCOME (LOSS)	4,046,643	81,058	(3,196,928)				930,773

Preferred stock dividends	(1,543,000)	--	--				(1,543,000)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$2,503,643	$81,058	$(3,196,928)				$(612,227)
Loss per share:
Net basic and diluted loss per share	$.00		$.00				$.00

Weighted average number of shares outstanding during the year - basic	6,300,625,470		2,796,232,898		(13)		9,096,858,368
Weighted average number of shares outstanding during the year -diluted	72,298,715,284		(72,298,715,284)		(14)

Dividend paid to common shareholders		(116,975)	(116,975)

ENCOMPASS GROUP AFFILIATES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008

Note 1. General

The purchase price of the acquisition is set forth below:

Cash paid to seller	$8,949,000
Issuance of common stock to seller	1,118,000
Issuance of convertible note issued to seller	1,000,000
Total consideration paid to seller	11,067,000
Additional cash paid for transaction costs	865,000
Total purchase price	11,932,000
Less: noncash item of issuance of common stock	(1,118,000)
Less: noncash item of notes issued to seller	(1,000,000)
Less: cash acquired in the acquisition	(626,000)
Net cash paid for acquisition	$9,188,000

The allocation of the purchase price consideration paid at closing to the assets acquired and liabilities assumed will be based upon an appraisal of the fair market value of the acquired assets and liabilities assumed in accordance with FAS 141. The business acquired is a recognized leader in its industry, has had long-term relationships with its major vendors and customers, a history of increasing sales and earnings, and introduces a number of favorable strategic opportunities to the Company; accordingly, the Company believes that the excess of purchase price over net assets acquired is justified.

Note 2. Unaudited Pro Forma Consolidated Balance Sheet

The accompanying unaudited pro forma consolidated balance sheet assumes the acquisition and related financing occurred as of June 30, 2008 and reflects the following pro forma adjustments:

(1) Reflects the Company’s audited consolidated balance sheet as of June 30, 2008 and Tritronics balance sheet as of April 30, 2008.

(2) To record the cost of the acquisition of Tritronics, Inc. from the equity and debt transactions entered into to finance the acquisition; $4,036,000 through the sale of Series E Preferred Stock net of transaction costs of $131,000, and $13,000,000 of Subordinated Notes, net of original issue discount; transaction costs in the amount of $141,000; issuance of common stock with a fair value of $1,118,000 and notes issued to seller in the aggregate amount of $1,000,000. Transaction costs of $416,500 have been accrued.

(3) To record the estimates of the fair value of the assets acquired and liabilities assumed as set forth above; expenses directly attributable to the acquisition of Tritronics, Inc., and the escrow fund and related liability.

(4) To record elimination of common stock and retained earnings from Tritronics as reflected on Encompass Group Affiliates Balance Sheets.

Note 3. Unaudited Pro Forma Consolidated Statement of Operations

The accompanying unaudited pro forma consolidated statement of operations assumes the acquisition and related financing occurred as of July 1, 2007, does not give effect to any cost savings or integration benefits which may result from the acquisition, and reflects the following pro forma adjustments:

(1) To record amortization of original issue discount associated with the Subordinated Notes over the respective five year lives of the Note based on the interest method.

(2) To record amortization of financing fees incurred in connection with the Subordinated Notes over the respective five year lives of the Notes based on the interest method.

(3) To record amortization of financing fees incurred in connection with the Series E Preferred Stock over the respective five year lives of the Subordinated Notes based on the interest method.

(4) To record the additional interest expense related to the issuance of the Senior Subordinated Notes aggregating $13.265 million of principal amount with interest calculated at 17%.

(5) To record the amortization of intangible assets resulting from the allocation of the cost of the acquisition. The preliminary value attributable to acquired intangibles is amortized on a straight-line basis over 10 years primarily for customer lists. Goodwill is not subject to amortization.

(6) To record a reduction in the Company’s interest expense attributable to its notes payable that were satisfied with the acquisition transaction. To eliminate interest income and also to accrue interest expense at 7% on notes payables of $1,000,000 issued as part of acquisition.

(7) To record the reductions in compensation and profit sharing paid to Tritronics Inc.'s officers.

(8) To record the increase in rent expense due to new lease agreement.

(9) To record the non-recurring expense associated with the purchase price allocation to the Tritronics inventory to fair market value less selling costs. This item has the effect of reducing gross profit as such inventory is sold during the year following the acquisition.

(10) To record the stock-based compensation expense for stock options granted in connection with the acquisition calculated using the Black-Scholes Option Pricing Model

(11) To record reduction of income tax provision resulting from a pretax loss on consolidated basis.

(12) To record as interest expense the dividend earned by holders of Series E Preferred Stock.

(13) To reflect common stock issued in connection with Tritronics, Inc. as part of acquisition.

(14) To eliminate all dilutive shares as a result of consolidated net loss.